                                                                    EXHIBIT 10.1


                               AMENDMENT NO. 2 TO
                   MINI-MED/DENTAL BENEFIT EXTENSION AGREEMENT


         THIS AMENDMENT NO. 2 TO MINI-MED/DENTAL BENEFIT EXTENSION AGREEMENT (the "Amendment") is made and entered into this 31st day of December, 2002, by and between Atmos Energy Corporation, a Texas and Virginia corporation (the "Company"), and CHARLES K. VAUGHAN ("Mr. Vaughan").

         WHEREAS, on May 11, 1994, the Company and Mr. Vaughan entered into that certain Mini-Med/Dental Benefit Extension Agreement, effective October 1, 1994 (the "Agreement"); and

         WHEREAS, on August 14, 2001, the Company and Mr. Vaughan entered into that certain Amendment No. 1 to Mini-Med/Dental Benefit Extension Agreement; and

         WHEREAS, the Company and Consultant desire to further amend the Agreement as set forth below, to clarify that the benefits to be received during their lifetimes by both Mr. Vaughan (and his eligible dependents) under the Agreement shall not be subject to the annual and lifetime dollar limitations contained in the Atmos Energy Corporation Mini-Med Plan, as restated July 1, 1995 (the "Mini-Med Plan").

         NOW THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Benefits Provided to Mr. Vaughan. Section 1 of the Agreement shall be amended and restated in its entirety to read as follows:

                  From and after the Effective Date, and for the term of this Agreement, the Company shall pay to Mr. Vaughan, in cash (a) the benefits he (and his eligible dependents) would be entitled to under the terms of the Mini-Med Plan, as in effect from time to time during the term of this Agreement, if Mr. Vaughan continued to be a participant in the Mini-Med Plan and if he remained a participant in the Dental Plan, but in no event less than the benefits provided under the terms of the Mini-Med Plan as in effect on the Effective Date, and
         (b) the benefits Mr. Vaughan (and his eligible dependents) would be entitled to under the Dental Plan, as in effect from time to time during the term of this Agreement, if Mr. Vaughan had remained an employee of the Company through the term of this Agreement, but in no event less than the benefits provided under the terms of the Dental Plan as in effect on the Effective Date. The benefits to be provided to Mr. Vaughan (and his eligible dependents) under this Agreement shall not be subject to the annual and lifetime benefit limitations on benefits set forth in Section 3.2 of the Mini-Med Plan.

         2. No Other Amendment. Except as expressly amended hereby, all of the other terms, provisions, and conditions of the Agreement are hereby ratified and confirmed and shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Amendment conflict with those of the Agreement, the terms and provisions of the Agreement shall control. This Amendment shall be deemed a part of, and is hereby incorporated into the Agreement. The Agreement and any and all other documents heretofore, now, or hereafter executed and delivered pursuant to the terms of the Agreement are hereby amended so that any reference to the Agreement shall mean a reference to the Agreement as amended hereby.

         3. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Texas.

         4. Counterparts. This Amendment may be executed in counterparts, each of which will be an original, but all of which together will constitute one and the same agreement.

         5. Capitalized Terms. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date and year first above written.



                                      ATMOS ENERGY CORPORATION


                                      By: /s/ ROBERT W. BEST
                                          -------------------------------
                                             Robert W. Best
                                             Chairman, President and
                                             Chief Executive Officer



                                          /s/ CHARLES K. VAUGHAN
                                          -------------------------------
                                             CHARLES K. VAUGHAN